Exhibit 5.1

SIDLEY AUSTIN LLP	BEIJING	NEW YORK
ONE SOUTH DEARBORN STREET	BRUSSELS	PALO ALTO
CHICAGO, IL 60603	CHICAGO	SAN FRANCISCO
(312) 853 7000	DALLAS	SHANGHAI
(312) 853 7036 FAX	FRANKFURT	SINGAPORE
	GENEVA	SYDNEY
	HONG KONG	TOKYO
	LONDON	WASHINGTON, D.C.
LOS ANGELES

FOUNDED 1866

September 16, 2011

Broadwind Energy, Inc.

47 East Chicago Avenue, Suite 332

Naperville, Illinois 60540

Re:                               32,500,000 Shares of Common Stock, par value $0.001 per share

Ladies and Gentlemen:

We refer to:

(i)                                     the Registration Statement on Form S-3 (Registration No. 333-176066) (the “Registration Statement”) and Amendment No. 1 thereto filed by Broadwind Energy, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of securities of the Company, including shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), which Registration Statement became effective on August 26, 2011;

(ii)                                  the Underwriting Agreement, dated September 16, 2011 (the “Underwriting Agreement”), between the Company and Lazard Capital Markets LLC (the “Underwriter”), pursuant to which the Company has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase, 32,500,000 shares of Common Stock (the “Shares”);

(iii)                               the Company’s prospectus, dated August 26, 2011 (the “Base Prospectus”), that forms a part of the Registration Statement; and

(iv)                              the Company’s prospectus supplement, dated September 16, 2011 (the “Prospectus Supplement”), supplementing the Base Prospectus and relating to the offering by the Company of the Shares pursuant to the Registration Statement, as filed with the SEC on September 16, 2011.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinion expressed below, we have examined and relied upon a copy of the Registration Statement and the exhibits filed therewith, the Base Prospectus and the Prospectus Supplement, the Underwriting Agreement, the Certificate of Incorporation of the

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

Company currently in effect (the “Certificate of Incorporation”), the Amended and Restated Bylaws of the Company currently in effect (the “Bylaws”), and the resolutions of the Board of Directors of the Company relating to the Registration Statement and the issuance and sale of the Shares.  We have also examined originals, or copies of originals certified or otherwise identified to our satisfaction, of such records of the Company and of such agreements, documents, certificates, statements of governmental officials and instruments and have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for this opinion letter.  We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

Based on the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that the Shares will be legally issued, fully paid and non-assessable when the Company’s books shall reflect the issuance of the Shares to the Underwriter against payment of the agreed consideration therefor as contemplated by the Underwriting Agreement.

For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of the Shares pursuant to the Underwriting Agreement: (i) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity thereof; and (ii) the Certificate of Incorporation and Bylaws will not have been modified or amended and will be in full force and effect.

This letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to matters relating to securities or blue sky laws of any jurisdiction or any rules or regulations thereunder.

We hereby consent to the filing of this letter as an Exhibit to the Company’s Current Report on Form 8-K filed with the SEC on the date hereof and the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations promulgated thereunder.

Very truly yours,

/s/ SIDLEY AUSTIN LLP